THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

Securities & exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by the American Depositary Receipts of

Shandong Luoxin Pharmacy Stock Co., Ltd.

(Form F-6 File No 333-163341)

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in name from Shandong Luoxin Pharmacy Stock Co., Ltd. to Shandong Luoxin Pharmaceutical Group Stock Co., Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Shandong Luoxin Pharmacy Stock Co., Ltd. The Prospectus has been revised to reflect the new name:

“Shandong Luoxin Pharmaceutical Group Stock Co., Ltd.”

Please contact me with any questions or comments at 212 815-2187.

Victor Francis

Senior Associate

The Bank of New York Mellon - ADR Division

Encl.

CC: Paul Dudek, Esq. (Office of International Corporate Finance)